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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          COMCAST HOLDINGS CORPORATION
                      (formerly named Comcast Corporation)
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             (Exact Name of Registrant as Specified in its Charter)


              Pennsylvania                                      23-1709202
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(State of Incorporation or Organization)                      (IRS Employer
                                                            Identification No.)

                               1500 Market Street
                          Philadelphia, PA 19102-2148
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                   (Address of Principal Executive Offices)


If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and is             12(g) of the Exchange Act and is
effective pursuant to General                effective pursuant to General
Instruction A.(c), please check the          Instruction A.(d), please check the
following box. [X]                           following box. [ ]


Securities Act registration statement file number to which
this form relates:                                               333-81391
                                                            -------------------
                                                              (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


            Title of each class          Name of each exchange on which each
            to be so registered               class is to be registered
            -------------------          -----------------------------------
     2.0% Exchangeable Subordinated             New York Stock Exchange
            Debentures due 2029

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE


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Item 1. Description of Registrant's Securities to be Registered.

     A description of the Registrant's 2.0% Exchangeable Subordinated Debentures due 2029 to be registered hereby is contained in the section captioned "Description of Zones" set forth in the Registrant's prospectus supplement filed on November 5, 1999 under Rule 424(b) of the Securities Act of 1933, as amended, with reference to the Registrant's Registration Statement on Form S-3 (Registration No. 333-81391), and is hereby incorporated herein by reference. On November 18, 2002, Registrant changed its name from Comcast Corporation to Comcast Holdings Corporation.

Item 2. Exhibits.

     None.




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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

     Dated: November 18, 2002

                                             COMCAST HOLDINGS CORPORATION


                                             By: /s/ William E. Dordelman
                                                ----------------------------
                                                Name:  William E. Dordelman
                                                Title: Vice President - Finance



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